Exhibit 99.1

Synalloy Appoints John Zuppo as Executive Vice President of Synalloy Chemicals
– Former DanChem CEO with Over 20 Years of Industry Experience Will Lead the Company’s Chemicals Segment to Accelerate Growth –

Richmond, Virginia, November 15, 2021 – Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, has appointed John Zuppo as executive vice president of Synalloy Chemicals, effective November 12, 2021. With this appointment, all of Synalloy’s chemicals subsidiaries will now report directly to Zuppo.

With over 20 years of executive leadership experience and an extensive background in the specialty chemicals industry, Zuppo was formerly the CEO of DanChem, which Synalloy acquired on October 25th. While at the helm of DanChem, Zuppo led an effective turnaround of the business and more than doubled profitability prior to the successful exit. He accomplished this through reorganizing the entire leadership team, investing in engineering and process development capabilities, building a robust sales funnel with a new commercial team that generated long-term sustainable growth, and creating a culture with core pillars of focus on fostering empowerment and accountability throughout the organization. Prior to DanChem, Zuppo spent nearly a decade in various leadership roles at Emerald Performance Materials, a leading producer of advanced specialty chemicals.

“We are incredibly pleased to have John take the helm of our chemicals segment as we look to significantly scale this platform and accelerate growth,” said Chris Hutter, interim president and CEO of Synalloy. “As part of our extensive due diligence when acquiring DanChem, it was clear that John was an exemplary leader with a proven track record in leading a successful turnaround. Now that we have one of the largest specialty chemical contract manufacturers in the U.S., it was crucial that we have the right leadership in place to ensure the success of this segment. We believe we have found that with John, and we look forward to benefitting from the strategic growth initiatives and operational improvements we expect he will implement across Synalloy Chemicals.”

Speaking to his appointment, Zuppo said: “Having been involved in extensive conversations with Chris and his team leading up to the acquisition, I believe Synalloy Chemicals has ample growth opportunities on the horizon and I’m honored to lead this segment. Following my experience successfully implementing the turnaround strategy at DanChem that resulted in a return to profitable growth and margin expansion, I believe the combination of Synalloy Chemicals and DanChem creates an outstanding platform with tremendous runway ahead. I look forward to leading the team through its next growth phase as we begin to capitalize on our combined capabilities with industry-leading talent, a broad array of high-quality products and a robust business development pipeline.”

Zuppo holds a Master of Business Administration with an emphasis in organizational behavior from the Weatherhead School of Management at Case Western Reserve University. In addition, he also holds a Bachelor of Science in chemical engineering from the University of Akron.

Synalloy’s former executive vice president of the chemicals segment, Dave Kuzy, will be stepping down from his position in conjunction with Zuppo’s appointment.

Exhibit 99.1
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260

Investor Relations
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com
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